Exhibit 99.1

Tallgrass Energy Increases Quarterly Dividend and
Announces Date for Third Quarter 2018 Financial Results

LEAWOOD, Kan.--(BUSINESS WIRE)--October 15, 2018--Tallgrass Energy, LP (NYSE: TGE) today announced its quarterly dividend for the third quarter of 2018. The dividend will be paid on Wednesday, November 14, 2018, to shareholders of record as of the close of business on Wednesday, October 31, 2018.

The board of directors of TGE’s general partner declared a quarterly cash dividend of $0.5100 per Class A share for the third quarter of 2018, or $2.04 on an annualized basis. This represents a 2.5 percent sequential increase from the second quarter 2018 dividend of $0.4975 per Class A share and an increase of 43.7 percent from the third quarter 2017 dividend of $0.3550 per Class A share. It is TGE’s 13th consecutive increase since its May 2015 IPO.

Third Quarter 2018 Financial Results and Conference Call
Tallgrass plans to report third quarter 2018 financial results on Wednesday, October 31, 2018, and hold a conference call at 3:30 p.m. Central Time that same day.

TGE invites shareholders and other interested parties to listen to the call through a link posted on the Investor Relations section of Tallgrass’s website at www.tallgrassenergy.com.

About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Tallgrass Energy
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com